UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TRANSPHORM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email regarding the pending acquisition of Transphorm, Inc., a Delaware corporation (“Transphorm”), and Renesas Electronics America Inc., a California corporation (“Renesas”), sent to the employees of Transphorm on January 10, 2024.

Dear Transphorm team,

Today, January 10, 2024, Transphorm signed a definitive agreement to be acquired by Renesas, a premier supplier of advanced semiconductor solutions. This landmark moment marks the potential for both the culmination of one journey for Transphorm as a stand-alone company and the beginning of a very exciting new journey as part of Renesas.

Renesas sees great opportunities in power conversion and, with Transphorm’s leading GaN technology in its portfolio, seeks to expand its reach into fast growing markets such as EV, computing (data centers, AI, infrastructure), renewable energy, industrial power conversion and fast chargers/adapters. Combining Transphorm’s continued focus on product and technology innovation with the sale and channel reach of Renesas, Transphorm will be strongly positioned to deliver a portfolio of valuable power solutions to a broader spectrum of the world’s largest enterprises.

Hidetoshi (Toshi) Shibata, the CEO of Renesas, who we have known for over a decade, including as a former member of the Transphorm board of directors, has stated that two of the most important considerations in deciding to acquire a company are strategic fit and cultural fit and that, in Transphorm, he achieves both. We agree. Our culture indeed reflects many of the Renesas values, and we encourage all to view the Renesas culture video, on our intranet. Renesas believes both in the Transphorm team and its GaN technology and is excited to turbo-charge our capabilities.

While this is very exciting, it is important to know that the completion of the transaction remains subject to Transphorm stockholder approval, required regulatory clearances and the satisfaction of other customary closing conditions. We expect closing to occur in the second half of 2024. Until then, Transphorm will operate as an independent company and we must remain focused on meeting our business objectives.

We wish to thank all of you for your perseverance, entrepreneurship, technical prowess, work ethic, loyalty, and collaborative teamwork around the globe, as well as the mutual respect you have shown towards one another and our stakeholders/partners through what can only be euphemistically called an exciting journey.

Looking forward to the future – hypergrowth of GaN in the coming years and continuing to realize our vision of Transphorming the world by re-imagining power conversion with GaN. Onwards and upwards!

Very best regards,

Primit and Umesh

Additional Information and Where to Find It

Transphorm, Inc., its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Transphorm (the “Transaction”). Transphorm plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Primit Parikh, Julian Humphreys, Katharina McFarland, Umesh Mishra, Cynthia (Cindi) Moreland, Kelly Smales, and Eiji Yatagawa, all of whom are members of Transphorm’s Board of Directors, and Cameron McAulay, Transphorm’s Chief Financial Officer, are participants in Transphorm’s solicitation. The beneficial ownership of each such person, as of the date specified, appears in the table below. Additional information regarding such participants, including their direct or indirect interests in the Transaction, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The Transaction Proxy Statement will also include information on any payments that may be owed to Transphorm’s named executive officers in a change of control of Transphorm. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Transphorm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANSPHORM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Transphorm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction will also be available, free of charge, at the “Investors” section of Transphorm’s website (https://ir.transphormusa.com/), or by writing to Transphorm, Inc., Attention: Corporate Secretary, 75 Castilian Drive, Goleta, CA 93117.

Beneficial Ownership as of January 5, 2024
Individual	Shares Beneficially Owned (#)
Primit Parikh	563,933
Julian Humphreys	103,524
Katharina McFarland	95,877
Umesh Mishra	610,626
Cynthia (Cindi) Moreland	72,197
Kelly Smales	75,099
Eiji Yatagawa	Nil
Cameron McAulay	223,754

The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of January 5, 2024. Mr. Yatagawa is a member of the Board of Directors and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”). KKR beneficially owns 24,724,468 shares of Transphorm’s common stock (which includes warrants exercisable for 312,500 shares of Transphorm’s common stock); Mr. Yatagawa is not deemed to beneficially own such shares.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Transphorm’s Board of Directors in approving the Transaction; and expectations for Transphorm following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. If any of these risks or uncertainties materialize, or if any of Transphorm’s assumptions prove incorrect, Transphorm’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Transphorm’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Transphorm to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction; (iv) possible disruption related to the Transaction to Transphorm’s current plans and operations, including through the loss of customers and employees; (v) the amount of the costs, fees, expenses and charges related to the Transaction; (vi) the risk that Transphorm’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vii) the risk that Transphorm may not obtain sufficient short-term financing to fund Transphorm’s operations through the closing of the Tranaction; (viii) the anticipated benefits of the Transaction and considerations taken into account by Transphorm’s Board of Directors in approving the Transaction; and (ix) other risks and uncertainties detailed in the periodic reports that Transphorm files with the SEC, including Transphorm’s Annual Report on Form 10-K filed with the SEC on June 28, 2023, and Transphorm’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023. All forward-looking statements in this communication are based on information available to Transphorm as of the date of this communication, and Transphorm does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.